Exhibit 23.1

               Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of River Valley Bancorp (the "Company") of our report dated February 23, 2001 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's 2000 Annual Report on Form 10-KSB filed pursuant to the Securities and Exchange Act of 1934.

/s/ Olive LLP

OLIVE LLP

Indianapolis, IN
March 29, 2001